Exhibit 3.2

                              CERTIFICATE OF MERGER

                                     MERGING

                 REPOSSESSION AUCTION INC. (FLORIDA Corporation)

                                      INTO

                REPOSSESSION AUCTION INC. (DELAWARE Corporation)


                                 **************

         REPOSSESSION AUCTION, INC. , a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY THAT;

         FIRST: The Corporation was incorporated on the 19th day of September 1991, pursuant to the General Corporation Law of the State of Delaware ("Repossession Auction"), was incorporated on December 11, 1989 under the Corporation Law of the State of Florida.

         SECOND: An Agreement and Plan of Merger attached hereto as Exhibit A, has been approved, adopted, certified, executed and acknowledged by the Corporation and by Repossession Auction, Inc., in accordance with Sections
607.1101 - 607.1103 of the Corporation Law of the State of Florida.

         THIRD: The corporation shall be the Surviving Corporation.

         FOURTH: The Certificate of Incorporation of the Corporation shall be the Certificate of the Incorporation of the surviving Corporation.

         FIFTH: The merger shall become effective upon the completion of the filing of this Certificate of Merger with the

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Secretary of State of Delaware, and the filing of Articles of Merger with the
Department of State of Florida.

         SIXTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be terminated and abandoned by the Board of Directors of the Corporation at any time prior to the date of filing of this Certificate of Merger with the Secretary of State of Delaware.

         SEVENTH: The executed Agreement and Plan of Merger is on file at the Corporation's principal place of business, located at 11401 N.W. Seventh Avenue, Miami, Florida, 19442.

         EIGHTH: A copy of the Agreement and Plan of Merger shall be furnished by the Corporation, on request and without cost, to any stockholder of Repossession Auction.

         IN WITNESS WHEREOF, the corporation has caused this Certificate of Merger to be signed by Lloyd Lyons, its President, and attested by Geraldine E. Lyons, Its Secretary, on this 23rd day of September, 1991.


                     REPOSSESSION AUCTION, INC.


                     BY   /s/ LLOYD LYONS
                        --------------------------------------------------------
                              Lloyd Lyons
                              President


(CORPORATE SEAL)

ATTEST:


/s/ GERALDINE E. LYONS
---------------------------
    GERALDINE E. LYONS
    SECRETARY

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STATE OF FLORIDA
COUNTY OF DADE

         THIS instrument was acknowledged before me on the 13th day of June, 1994 by Jeffrey A. Felder as President of Repossession Auction, Inc, now known as Latin American Casinos, Inc., who acknowledged that he had executed the same for the purpose, consideration and in the capacity therein stated, and as the act and deed of said corporation. He further acknowledged to me that the facts stated therein are true and correct.

       Personally known to me.     /s/ LYDIA VILLASUSO
                                   --------------------------------
                                       LYDIA VILLASUSO
                                       Notary Public

       My commission expires:
            June 26, 1994                (NOTARY SEAL OMITTED)
       ----------------------------

                                        ----------------------------------------
                                        LYDIA VILLASUSO
                                        MY COMMISSION #CC  025325
                                        EXPIRES JUNE 26, 1994
                                        BONDED THRU NOTARY PUBLIC UNDERWRITERS
                                        ----------------------------------------

                                     - 2 -

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                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                     FILED 10:00 a.m. 09/30/1991
                                                             912745015 - 2274303

                          AGREEMENT AND PLAN OF MERGER
                                       OF

                      REPOSSESSION AUCTION, INC., (Florida)

                                      INTO

                     REPOSSESSION AUCTION, INC., (Delaware)

         This agreement and plan of merger (the "Agreement and Plan of Merger") dated as of September 23, 1991 by sentencing between Repossession Auction, Inc., a corporation organized and existing under the laws of the State of Delaware (hereinafter the "Surviving Corporation"), and Repossession Auction, Inc., a corporation organized and existing under the laws of the StatE of Florida (hereinafter the "Merging Corporation").

         WHEREAS, the Board of Directors of the Merging Corporation and the Board of Directors of the Surviving Corporation deem it advisable that the Merging Corporation be merged with and into the Surviving Corporation, and that is the Surviving Corporation be the surviving corporation of such merger; and

         WHEREAS, (i) the designation and number of the shares of capital stock which the Merging Corporation is authorized to issue is 500 shares of common stock, par value $1.00 per share, of which 100 are outstanding, and (ii) the designation and number of shares of capital stock which the Surviving Corporation is authorized to issue is 5,000,000 shares of common stock, par value $.001 per share, of which no shares are outstanding.

         NOW, THEREFORE, the terms and conditions of the merger of the Merging CORPORATION into the Surviving Corporation (the "Merger") and the manner and basis of converting the shares of the Merging Corporation into the shares, obligations or other securities of the Surviving Corporation, and other provisions on that with respect to the proposed Merger are as follows:

                                    ARTICLE I

         The name of the Merging Corporation is Repossession Auction, Inc. The name of the surviving Corporation is Repossession Auction, Inc.

                                   ARTICLE II

         The Merger pursuant to this Agreement and Plan of Merger shall been subject to the prior approval of the holders of not less than two-thirds of the outstanding shares of capital stock of the Merging Corporation. Subject to such approving vote, the Merger shall become effective upon the filing of Articles of Merging, together with any other required documents, with the Department of State of Florida as required by the Corporation Law of the State of Florida, and the filing of a Certificate of Merger, together with any other required documents, with the Secretary of Delaware, as required by the Delaware General Corporation Law. Upon the Merger becoming effective:

         (a) The separate corporate existence of the Merging Corporation shall cease and the Merging

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Corporation shall be merged with and into the Surviving Corporation.

         (b) The surviving corporation shall thereupon and thereafter possess all of the rights, privileges, immunities and franchises, of a public as well as of a private nature, of the Merging Corporation; and all rights, title and interest of the Merging Corporation in all property, whether real, personal or mixed, and all debts due whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest, of or belonging to or due to the Merging Corporation, shall be taken by and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to all real estate, or any interest therein, vested in the Merging Corporation, shall not revert or be in any way impaired by reason of the Merger.

         (c) The Surviving Corporation shall thereupon and thereafter be responsible and liable for all of the liabilities and obligations of the Merging CORPORATION; and any claim existing or action or proceeding pending by or against the Merging Corporation may be prosecuted to judgement as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place; and neither the rights of creditors nor any liens upon the property of the Merging Corporation shall be impaired by the Merger, provided that such liens, if any, upon the property of the Merging Corporation shall be limited to the property affected thereby immediately prior to the effectiveness

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of the Merger.

         (d) The corporation existence of the Surviving Corporation shall continue unaffected and unimpaired by the Merger.

                                   ARTICLE III
                         MANNER AND EFFECTING THE MERGER

         (a) Each share of common stock of the Merging Corporation issued and outstanding or in the treasury of the Merging Corporation upon the effectiveness of the Merger shall be deemed to be 10,500 shares of such stock of the Surviving Corporation from and after the effectiveness of the Merger, and shall no longer be a share of stock of the Merging Corporation.

         (b) Upon the effectiveness of the Merger, each shareholder of a stock certificate or certificates formerly representing shares of common stock of the Merging Corporation shall be entitled receive; upon surrender of such certificate or certificates to the Registrar and Transfer Agent for the Surviving and Merging Corporations, a new certificate representing 10,500 shares of common stock of the Surviving Corporation for each share of the Merging Corporation.

         (c) From and after the effectiveness of the Merger, each option, warrant, conversion or other right to require the Merging Corporation to issue shares of common stock of the Merging Corporation which is outstanding upon the effectiveness of the Merger shall be deemed to be an option, warrant, conversion, or other right (as the case may be) to require the Surviving

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Corporation to issue the same number of shares of common stock (times 10,500) of the Surviving Corporation (as the case may be), subject to the same terms and conditions applicable to such option, warrant, conversion or other right prior to the effectiveness of the Merger.

                                   ARTICLE IV

          CERTIFICATE OF INCORPORATION; BY-LAWS; DIRECTORS AND OFFICERS

         (a) The Certificate of INCorporation of the Surviving Corporation in effect on the effective date of the Merger shall continue as the Certificate of Incorporation of the Surviving Corporation until the same shall thereafter be altered, amended or repealed in accordance with law and said Certificate of Incorporation.

         (b) The By-laws of the Surviving Corporation in effect on the effective date of the Merger shall continue as the BY-LAWS of the Surviving Corporation until the same shall thereafter be altered, amended or repealed in accordance with law, the Certificate of Incorporation and said By-Laws.

         (c) From and after the effective date of the Merger, the Board of Directors and the officers of the Merging Corporation holding office on the effective date of the Merger shall be and constitute the Board of Directors (and the members thereof) and the officers of the Surviving Corporation.

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                                    ARTICLE V

                                FEES AND EXPENSES

         The Surviving Corporation shall pay all fees and expenses of carrying this Agreement and Plan of Merger into effect and accomplishing the Merger provided for herein.

                                   ARTICLE VI

                           TERMINATION AND ABANDONMENT

         This Agreement and Plan of Merger, at any time prior to the effectiveness thereof, may be terminated or abandoned by either the Board Of Directors of the Surviving Corporation or the Board of Directors of the Merging Corporation. In the event of such termination and abandonment, notice thereof shall forthwith be given to the Merging Corporation or the Surviving Corporation (as the case may be) and two the Merging Corporation's shareholders of record as of the date hereof and thereupon this Agreement and Plan of Merger shall become void and of no effect.

                                   ARTICLE VII
                                  MISCELLANEOUS

         (a) This Agreement and Plan of Merger shall be governed by and construed in accordance with the laws of the State of Delaware.

         (b) This Agreement and Plan of Merger contains the entire agreement between the Merging Corporation and the Surviving

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Corporation with respect to the Merger.

         (c) This Agreement and Plan of Merger may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute one agreement.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement and Plan of Merger to be duly executed and delivered by duly authorized officers of the undersigned as of the date first above written.

                     Merging Corporation:

                     REPOSSESSION AUCTION, INC. (FLORIDA)

                     BY:  /s/ LLOYD LYONS
                        --------------------------------------------------------
                              Lloyd Lyons
                              President

                     Surviving Corporation:

                     REPOSSESSION AUCTION, INC. (DELAWARE)

                     BY:  /s/ LLOYD LYONS
                        --------------------------------------------------------
                              Lloyd Lyons
                              President


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